SZAFERMAN LAKIND

Szaferman, Lakind, Blumstein & Blader, P.C.
Attorneys at Law

101 Grovers Mill Road, Suite 200
Lawrenceville, NJ 08648
P: 609.275.0400
F: 609.275.4511
www.szaferman.com

Arnold C. Lakind
Barry D. Szaferman
Jeffrey P. Blumstein
Steven Blader
Brian G. Paul+
Craig J. Hubert++
Michael R. Paglione*
Lionel J. Frank**
Jeffrey K. Epstein+
Stuart A. Tucker
Scott P. Borsack***
Daniel S. Sweetser*
Robert E. Lytle
Janine G. Bauer***
Daniel J. Graziano Jr.
Nathan M. Edelstein**
Bruce M. Sattin***
Gregg E. Jaclin**
Robert P. Panzer
Benjamin T. Branche*

Of Counsel
Stephen Skillman
Linda R. Feinberg
Anthony J. Parrillo
Paul T. Koenig, Jr.
Robert A. Gladstone
Janine Danks Fox*
Richard A. Catalina Jr.*†
E. Elizabeth Sweetser

Robert G. Stevens Jr.**
Michael D. Brottman**
Lindsey Moskowitz Medvin**
Mark A. Fisher
Robert L. Lakind***
Thomas J. Manzo**
Melissa A. Chimbangu
Bella Zaslavsky**
Kathleen O'Brien
Steven A. Lipstein**
Yarona Y. Liang#
Brian A. Heyesey
Justin R. Calta
Mengyi "Jason" Ye
John O'Leary***

+Certified Matrimonial Attorney
++Certified Civil and Criminal Trial Attorney
*NJ & PA Bars
**NJ & NY Bars
***NJ, NY & PA Bars
#NY Bar
†U.S. Patent & Trademark Office

March 5, 2015

Crypto-Services, Inc.

711-8 Lee Centre Dr.

Scarborough, ON

Canada M1H 3H8

Ladies and Gentlemen:

You have requested our opinion as counsel for Crypto-Services, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 20,000,000 of the Company’s common stock, par value $0.001 per share (the “Shares”) made pursuant to Regulation S of the Act (the “Offering”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)

the Registration Statement which includes the prospectus;

(b)

the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);

(c)

the Certificate of Incorporation of the Company dated March 21, 2014;

(d)

a Board of Directors resolution approving the registration of the Shares on the Registration Statement; and

(e)

a certificate of good standing of the Company issued by the Secretary of State of the State of Nevada dated March 4, 2015.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate.  In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that when the Shares are issued in accordance with the Registration Statement they will have been duly authorized and will be legally issued, fully paid and non-assessable.

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

March 5, 2015 Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN &

BLADER, PC

 By: /s/ Gregg E. Jaclin

         Gregg E. Jaclin

         For the Firm